FOURTH AMENDMENT TO CHICO'S FAS, INC.
                      1993 EMPLOYEE STOCK PURCHASE PLAN


      WHEREAS, CHICO'S FAS, INC. (the "Company") has previously adopted the Chico's FAS, Inc. 1993 Employee Stock Purchase Plan, a First Amendment thereto, a Second Amendment thereto and a Third Amendment thereto (collectively, the "Plan"); and

      WHEREAS, pursuant to Section 8.4 of the Plan, the Company's Board of Directors has retained the right to amend the Plan in certain respects without the approval of the stockholders of the Company; and

      WHEREAS, the Company's Board of Directors deems it advisable and in the best interests of the Company and its stockholders to amend the Plan to modify the definition of Fair Market Value and to eliminate the provisions relating to payroll deductions and has determined that the amendments do not require the approval of the stockholders of this Company.

      NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

      1. Section 2.1 of the Plan is hereby amended in its entirety to read as follows:

                  2.1   Reserved


      2. Section 2.9 of the Plan is hereby amended in its entirety to read as follows:

                  2.9 "Fair Market Value" of the shares of Common Stock shall mean the closing price, on the date in question (or, if no shares are traded on such day, on the next preceding day on which shares were traded), of the Common Stock on the principal securities exchange in the United States on which such stock is listed, or if such stock is not listed on a securities exchange in the United States, the closing price on such day in the over-the- counter market as reported by the National Association of Security Dealers Automated Quotation System (Nasdaq), or Nasdaq's successor, or if not reported on Nasdaq, the fair market value of such stock as determined by the Committee in good faith and based on all relevant factors.


      3. Article 7 of the Plan is hereby deleted in its entirety and amended to read as follows:


                                   ARTICLE 7

                                   Reserved